Exhibit 99.1

MERCATOR PARTNERS ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Mercator Partners Acquisition Corp.

We have audited the accompanying balance sheet of Mercator Partners Acquisition Corp. (a Delaware corporation) as of April 15, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (January 3, 2005) to April 15, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercator Partners Acquisition Corp. as of April 15, 2005, and its results of operations and cash flows for the period from inception (January 3, 2005) to April 15, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has restated the accompanying financial statements to reflect the warrants issued in connection with the Company’s initial public offering as a liability.

/s/ J. H. Cohn LLP

Jericho, New York

April 15, 2005 (except for Note 2, as to which the date is September 22, 2006)

Mercator Partners Acquisition Corp.

Balance Sheet

April 15, 2005 (As Restated)

ASSETS
Current Assets
Cash and cash equivalents	$1,973,657
Restricted investments	53,429,000
Prepaid expenses	7,200

Total current assets	55,409,857

Total assets	$55,409,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,000
Accrued offering costs	132,003
Derivative liabilities	7,284,450

Total current liabilities	7,426,453

Common stock, subject to possible conversion to cash (2,114,942 shares at conversion value)	10,680,457

Commitments and contingencies
Stockholders’ Equity
Preferred stock, par value $.0001 per share, 5,000 shares authorized, no shares issued	—
Common stock, par value $.0001 per share, 40,000,000 shares authorized, 1,150,100 shares issued and outstanding	115
Common stock, Class B, par value $.0001 per share, 12,000,000 shares authorized, 8,465,058 shares issued and outstanding (excluding 2,114,942 shares subject to possible conversion to cash)	847
Additional paid-in capital	37,314,150
Accumulated deficit	(12,165)

Total stockholders’ equity	37,302,947

Total liabilities and stockholders’ equity	$55,409,857

The accompanying notes are an integral part of this financial statement.

Mercator Partners Acquisition Corp.

Statement of Operations

From inception (January 3, 2005) to April 15, 2005

Revenue	$—
Operating Expenses:
Formation and operating costs	12,469

Loss from operations	(12,469)
Interest Income	304

Net Loss	$(12,165)

Weighted average number of shares outstanding:
Basic and diluted	113,983

Net loss per common share, basic and diluted	$(0.11)

The accompanying notes are an integral part of this financial statement.

Mercator Partners Acquisition Corp.

Statement of Stockholders’ Equity

From inception (January 3, 2005) to April 15, 2005 (As Restated)

	Common Stock		Common Stock, Class B		Additional Paid -In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, January 3, 2005 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock for cash	100	—	—	—	500	—	500
Issuance of 4,950,000 warrants for cash	—	—	—	—	247,500	—	247,500
Sale of 575,000 Series A units and 5,290,000 Series B units through public offering, net of underwriter’s discount and offering expenses and net proceeds of $10,680,457 allocable to 2,114,942 shares of common stock, Class B subject to possible conversion to cash	1,150,000	115	8,465,058	847	44,350,600	—	44,351,562
Recording of derivative liability for portion of proceeds from sale of units in public offering relating to warrants and for value of underwriter purchase option					(7,284,450)		(7,284,450)
Net loss	—	—	—	—	—	(12,165)	(12,165)

Balance, April 15, 2005	1,150,100	$115	8,465,058	$847	$37,314,150	$(12,165)	$37,302,947

The accompanying notes are an integral part of this financial statement.

Mercator Partners Acquisition Corp.

Statement of Cash Flows

From inception (January 3, 2005) to April 15, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in prepaid expenses	(7,200)
Increase in accounts payable and accrued expenses	10,000

Net cash used in operating activities	(9,365)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash contributed to Trust Fund	(53,429,000)

Net cash used in investing activities	(53,429,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock and warrants to initial stockholders	248,000
Portion of net proceeds from sale of Series B units through public offering allocable to shares of common stock, Class B subject to possible conversion to cash	10,680,457
Net proceeds from sale of units through public offering	44,483,565

Net cash provided by financing activities	55,412,022

Net increase in cash and cash equivalents	1,973,657
CASH AND CASH EQUIVALENTS
Beginning of period	—

End of period	$1,973,657

Supplemental disclosure of non-cash financing activities:
Accrued offering costs	$132,003

The accompanying notes are an integral part of this financial statement.

Mercator Partners Acquisition Corp.

Notes to Financial Statements

April 15, 2005

NOTE 1 - ORGANIZATION AND ACTIVITIES

Mercator Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on January 3, 2005 as a blank check company whose objective is to raise money and acquire an operating business (a “Business Combination”). All activity from inception (January 3, 2005) to April 15, 2005 relates to the Company’s formation and capital raising activities.

As further discussed in Note 3, on April 11, 2005, the Company effected an initial public offering of its securities (the “Offering”) which closed on April 15, 2005.

Although substantially all of the proceeds of the Offering are intended to be utilized to effect a Business Combination, the proceeds are not specifically designated for this purpose. The gross proceeds from the Offering and sale of the Series B units of $53,429,000 are being held in a trust fund (the “Trust Fund”) until the earlier of the completion of a Business Combination or the distribution of proceeds to Class B stockholders. If a Business Combination is consummated, the conversion rights afforded to the Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of Class B shares sold as further described below. If a Business Combination is not contracted in 12 months, or consummated in 18 months, subsequent to April 11, 2005, all of the proceeds of the Trust Fund will be returned to Class B stockholders. Pursuant to an amendment to the Company’s Certificate of Incorporation effective February 22, 2005, in the event there is no Business Combination, the Company will dissolve and any remaining net assets, after the distribution of the Trust Fund to Class B stockholders, will be distributed to the holders of common stock sold in the Proposed Offering.

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company’s success will likely be entirely dependent upon the future performance of a single business.

The Company will not effect a Business Combination unless the fair market value of the target, as determined by the Board of Directors of the Company in its sole discretion, based upon valuation standards generally accepted by the financial community including, among others, book value, cash flow, and both actual and potential earnings, is at least equal to 80% of the net assets of the Company at the time of such acquisition.

Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. As discussed previously, if the Company is unable to effect a Business Combination within 18 months of the consummation of the Offering, the Company’s Certificate of Incorporation provides for the Company’s automatic liquidation. If the Company were to expend all of the net proceeds of the Offering not held in the Trust Fund prior to liquidation, but recognizing that such net proceeds could become subject to the claims of creditors of the Company which could be prior to the claims of stockholders of the Company, it is possible that the Company’s liquidation value may be less than the amount in the Trust Fund, inclusive of any net interest income thereon. Moreover, all of the Company’s initial stockholders have agreed to waive their respective rights to participate in any such liquidation distribution on shares owned prior to the Offering.

At the time the Company seeks Class B stockholder approval of any Business Combination, the Company will offer each Class B stockholder who acquired Class B shares through the Offering or subsequently in the after-market the right to have his or her shares of the Company’s Class B common stock converted to cash if such Class B stockholder votes against the Business Combination and the Business Combination is approved and completed. The holders of the Company’s common stock are not entitled to seek conversion of their shares. The actual per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon) as of the record date for determination of Class B stockholders entitled to vote on such Business Combination, divided by the number of Class B shares sold in the Offering, on approximately $5.05 per share based on the value of the Trust Fund as of April 15, 2005.

There will be no distribution from the Trust Fund with respect to the warrants included in the Series A and Series B Units. A Series B stockholder may request conversion of his or her shares at any time prior to the vote taken with respect to a proposed Business Combination at a meeting held for that purpose, but such request will not be granted unless such Class B stockholder votes against the Business Combination and the Business Combination is approved and consummated. It is anticipated that the funds to be distributed to Class B stockholders who have their shares converted will be distributed promptly after consummation of a Business Combination. Any Class B stockholder who converts his or her stock into his or her share of the Trust Fund still has the right to exercise the Class W and Class Z warrants that was received as part of the Series B units. The Company will not consummate any Business Combination if 20% or more in interest of the Class B stockholders exercise their conversion rights. Accordingly, the conversion value of $10,680,457 (2,114,942 shares, or 19.99% of the Class B shares sold in the public offering) has been included in the accompanying balance sheet at April 15, 2005 as temporary capital.

NOTE 2 - RESTATEMENT AND RECLASSIFICATIONS OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Summary of Restatement Items

In August 2006, the Company concluded that it was necessary to restate its financial results for the period from inception (January 3, 2005) to December 31, 2005 and for the interim period ended March 31, 2006. In September 2006, the Company further determined it was necessary to restate its financial results for the interim period ended April 15, 2005. The purpose of the restatement is to reflect liabilities and additional gains and losses related to the classification of and accounting for: (1) the warrants to purchase common stock included in the Series A units and Series B units sold in the Offering and (2) the option to purchase Series A Units and Series B Units issued to the underwriters in connection with the Offering (see Note 3). The Company had previously classified the value of the warrants to purchase common stock sold in the Offering and the option issued to the underwriters as permanent equity. After further review, the Company has determined that these instruments should have been classified as derivative liabilities and, therefore, the fair value of each instrument must be recorded as a derivative liability on the Company’s balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded derivative liabilities and the corresponding gain or loss will be recorded in the Company’s statements of operations. At the date of the conversion of each respective instrument or portion thereof (or exercise of the options or warrants or portion thereof, as the case may be), the corresponding derivative liability will be reclassified as equity.

The Company had previously issued financial statements which did not present the derivative liability. The accompanying April 15, 2005 financial statements have been restated to effect the changes described above. The impact of the adjustments related to the classification of and accounting for the derivative liability on the previously reported financial statements is as follows:

	For the period from inception (January 3, 2005) to April 15, 2005
	As Previously Reported	As Restated
Total assets	$55,409,857	$55,409,857
Total liabilities	142,003	7,426,453
Common stock subject to conversion	10,680,457	10,680,457
Stockholders’ equity	44,587,397	37,302,947
Interest income	304	304
Loss before provision for income taxes	(12,165)	(12,165)
Net income	(12,165)	(12,165)
Weighted average shares:
Basic and Diluted	113,983	113,983
Earnings per share:
Basic and Diluted	$(0.11)	$(0.11)

NOTE 3 - PUBLIC OFFERING OF SECURITIES

In its initial public offering, effective April 11, 2005 (closed on April 15,2005), the Company sold to the public 575,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 5,290,000 Series B Units (the “Series B Units” or a “Series B Unit”) at a price of $10.50 and $10.10 per unit, respectively, inclusive of an option issued to the underwriters to purchase additional Series A Units and Series B Units, which was exercised in full. Proceeds from the initial public offering, including the exercise of the over allotment option, totaled $55,032,019 which was net of $4,434,481 in underwriting and other expenses. Each Series A Unit consists of two shares of the Company’s common stock, five Class W Redeemable Warrants (a “Class W Warrant”), and five Class Z Redeemable Warrants (a “Class Z Warrant”). Each Series B unit consists of two shares of the Company’s Class B common stock, one Class W Warrant, and one Class Z Warrant.

Both the Company’s common stock and Class B common stock have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the target business acquisition period, the Trust Fund would be distributed pro-rata to all of the Class B common stockholders and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares. Any remaining net assets would be distributed to the holders of the Company’s common stock and the Company would be dissolved and liquidated.

Each Class W Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, commencing on the later of (a) April 11, 2006 or (b) the earlier of the completion of a business combination with a target business, or the distribution of the Trust Fund to the Class B stockholders. The Class W Warrants will expire on April 11, 2010 or earlier upon redemption. Each Class Z Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, commencing on the later of (a) April 11, 2006 or (b) the earlier of the completion of a business combination with a target business, or the distribution of the Trust Fund to the Class B stockholders. The Class Z Warrants will expire on April 11, 2012 or earlier upon redemption. The Company may redeem the outstanding Class W Warrants and/or Class Z Warrants with the prior consent of HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters of the Offering, in whole and not in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

The Company has also agreed to sell to HCFP, as representative for the underwriters, for $100, an option (the “Underwriter’s Purchase Option” or “UPO”) to purchase up to a total of 25,000 additional Series A Units and/or 230,000 additional Series B Units. The Series A Units and Series B Units issuable upon exercise of this option are identical to those in the Offering, except that the exercise price of the warrants included in the units are $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z Warrants shall be exercisable by HCFP for a period of only five years from the date of the Offering.

The UPO is exercisable at $17.325 per Series A Unit and $16.665 per Series B Unit commencing on the later of (a) April 11, 2006 or (b) the earlier of the completion of a Business Combination with a target business, or the distribution of the Trust Fund to the Class B stockholders, and expires on April 11, 2010 (Note 5).

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Investments - Restricted investments consist of investments acquired, which are included in the Trust Fund, with maturities exceeding three months but less than three years. Consistent with Statement of Financial Accounting Standards (SFAS) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, the Company classifies all debt securities and all investments in equity securities that have readily determinable fair values as available-for-sale, as the sale of such securities may be required prior to maturity to implement management strategies. Such securities are reported at fair value, with unrealized gains or losses excluded from earnings and included in other comprehensive income, net of applicable income taxes.

Accounting for Derivative Instruments - SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. However, paragraph 11(a) of SFAS No. 133 provides that contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statements of financial position are not treated as derivative instruments. The Emerging Issues Task Force (“EITF”) 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”), provides criteria for determining whether freestanding contracts that are settled in a company’s own stock, including common stock warrants, should be designated as either an equity instrument, as an asset or as a liability under SFAS No. 133. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in a company’s results of operations. A contract designated as an equity instrument is included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the Company’s 8,165,000 Class W and 8,165,000 Class Z Warrants to purchase Common Stock included in the Series A Units and Series B Units sold in the Offering and the UPO to purchase up to 25,000 Series A units and/or up to 230,000 Series B units are separately accounted for as liabilities. The agreements related to the Class W Warrants and Class Z Warrants and the UPO provide for the Company to attempt to register and maintain the registration of the shares underlying the securities and are silent as to the penalty to be incurred in the absence of the Company’s ability to deliver registered shares to the holders upon exercise of the securities. Under EITF 00-19, registration of the common stock underlying the warrants and UPO is not within the Company’s control and, as a result, the Company must assume that it could be required to settle the securities on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. The fair values of these securities are presented on the Company’s balance sheet as “Derivative liabilities” and the changes in the values of these derivatives are shown in the Company’s statement of operations as “Gain (loss) on derivative liabilities.” Such gains and losses are non-operating and do not result in cash flows from operating activities.

Fair values for traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates. The Class W Warrants and Class Z Warrants sold in the Offering are publicly traded and, consequently, the fair value of these warrants are based on the market price of the applicable class of warrant at each period end. To the extent that the market price increases or decreases, the Company’s derivative liabilities will also increase or decrease, with a corresponding impact on the Company’s statement of operations.

The UPO issued to the underwriters to purchase up to 25,000 Series A Units and/or up to 230,000 Series B Units is a derivative that is separately valued and accounted for on the Company’s balance sheet. While the underlying shares and warrants are indexed to the Company’s common stock, because the UPO contains certain registration rights with respect to the UPO and the securities issuable upon exercise of the UPO, the Company has classified these instruments as a liability in accordance with EITF 00-19. This derivative liability has been, and will continue to be, adjusted to fair value at each period end.

The pricing model the Company uses for determining the fair value of the UPO at the end of each period is the Black Scholes option-pricing model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment. The Company uses a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining contractual life of the derivative. The Company uses volatility rates based upon a sample of comparable special purpose acquisition corporations. If and when the Company consummates a Business Combination, the volatility rates will then be based on companies comparable to the acquired company. The volatility factor used in the Black Scholes model has a significant effect on the resulting valuation of the derivative liabilities on the Company’s balance sheet. The volatility for the calculation of the UPO was 44.50% as of April 15, 2005. This volatility rate will continue to change in the future. The Company uses the closing market price of the Company’s Series A units and Series B units at the end of a period in the Black Scholes model. The Company’s Series A Unit and Series B Unit prices will also change in the future. To the extent that the Company’s Series A Units and Series B Unit prices increase or decrease, the Company’s UPO derivative liability will also increase or decrease, absent any change in volatility rates and risk-free interest rates.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share - Net loss per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average shares of common stock and Class B common stock outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants is antidilutive, they have been excluded from the Company’s computation of net loss per share. Therefore, basic and diluted loss per share were the same for the period from inception (January 3, 2005) to April 15, 2005.

Fair Value of Financial Instruments - The fair values of the Company’s assets and liabilities that qualify as financial instruments under Statement of Financial Accounting Standards No. 107 approximate their carrying amounts presented in the balance sheet at April 15, 2005.

Use of Estimates and Assumptions - The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results can, and in many cases will, differ from those estimates.

Income Taxes - Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements - The Company does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 5 - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock and Class B Common Stock

The Company is authorized to issue 40,000,000 shares of common stock and 12,000,000 shares of Class B common stock. At the completion of the Offering there are 1,150,100 shares of the Company’s common stock issued and outstanding and 10,580,000 shares of the Company’s Class B common stock issued and outstanding, including 2,114,942 Class B common shares subject to possible conversion to cash.

With the exercise of the over-allotment option (Note 3), subsequent to the Offering there are 5,769,900 and 960,000 authorized but unissued shares of the Company’s common stock and the Company’s Class B common stock, respectively, available for future issuance, after appropriate reserves for the issuance of common stock in connection with the Class W Warrants and Class Z Warrants, the Underwriters Purchase Option and the officers’ and directors’ Class W Warrants and Class Z Warrants.

The Company currently has no commitments to issue any shares of common stock other than as described herein; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of common stock are issued, dilution to the interests of the Company’s stockholders who participated in the Offering will occur.

Warrants

In January 2005, the Company issued to its officers, directors and an affiliated entity Class W Warrants to purchase 2,475,000 shares of the Company’s common stock, and Class Z Warrants to purchase 2,475,000 shares of the Company’s common stock, for an aggregate purchase price of $247,500 or $0.05 per warrant.

Except as set forth below, the Class W Warrants are callable, subject to adjustment in certain circumstances, and entitle the holder to purchase shares at $5.00 per share for a period commencing on the later of: (a) the completion of the Business Combination, or (b) April 11, 2006 and ending April 10, 2010. As of April 15, 2005, there were 10,640,000 Class W Warrants outstanding.

Except as set forth below, the Class Z Warrants are callable, subject to adjustment in certain circumstances, and entitle the holder to purchase shares at $5.00 per share for a period commencing on the later of: (a) the completion of the Business Combination, or (b) April 11, 2006 and ending April 10, 2012. As of April 15, 2005, there were 10,640,000 Class Z Warrants outstanding.

The Class W Warrants and Class Z Warrants outstanding prior to the public offering, all of which are held by the Company’s officers and directors or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such individuals.

Purchase Option

Upon the closing of the Offering, the Company sold and issued the UPO, for $100, to purchase up to 25,000 Series A units and/or up to 230,000 Series B units. The Company accounted for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the public offering. The Company estimated the fair value of this UPO at the date of issuance to be $752,450, using a Black Scholes option-pricing model. The fair value of the UPO granted was estimated using the following assumptions: (1) expected volatility of 44.5%, (2) risk-free interest rate of 4.02% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash. The Series A Units and Series B Units issuable upon exercise of this option are identical to those in the Offering, except that the exercise price of the warrants included in the units are $5.50 per share and the Class Z Warrants shall be exercisable for a period of only five years from the date of the Offering. The UPO is exercisable at $17.325 per Series A Unit and $16.665 per Series B Unit commencing on the later of (a) April 11, 2006 or (b) the completion of a Business Combination with a target business, and expires on April 11, 2010.

The UPO is classified as a derivative liability on the accompanying financial statements.

NOTE 6 - INCOME TAXES

Significant components of the Company’s deferred tax assets at April 15, 2005 are as follows:

Net operating loss carryforward	$4,100
Organization and formation costs	800
Less valuation allowance	(4,900)

Net deferred tax asset	$—

The Company has a net operating loss carryforward of approximately $10,200 for federal and state income tax purposes as of April 15, 2005. The Company has recorded a full valuation allowance against its deferred tax assets as management believes it is not more likely than not that sufficient taxable income will be realized during the carryforward period to utilize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carryforward period, which runs through 2025.

NOTE 7 - COMMITMENTS

Beginning April 15, 2005, commensurate with the increase in activities primarily related to the Offering, the Company is obligated to pay Mercator Capital L.L.C., an affiliate of a stockholder, a monthly fee of $7,500 for office, secretarial and administrative services.

NOTE 8 - DERIVATIVE LIABILITIES

The Company’s derivative liabilities are the following at April 15, 2005:

At Issuance
Fair value of 8,165,000 Class W Warrants and 8,185,000 Class Z Warrants issued as part of Series A and Series B Units sold in the Offering	$6,532,000
Fair value of Underwriter Purchase Option	752,450

Total	$7,284,450